Exhibit 99.1
Vonage Reports Second Quarter 2021 Financial Results

Vonage Communications Platform (VCP) Service Revenues Grew 23% Year over Year
Company Raises Full-year VCP Revenue and Adjusted EBITDA Guidance

HOLMDEL, N.J., August 5, 2021 -- Vonage Holdings Corp. (Nasdaq: VG), a global leader in cloud communications helping businesses accelerate their digital transformation, today announced results for the quarter ended June 30, 2021.

Second Quarter 2021 Highlights:
•Vonage Communications Platform Revenues of $276 million
◦VCP Service Revenues increased 23%
◦API Revenues increased 40%
◦Unified Communications & Contact Center Service Revenues increased 7%
•Consolidated Net Income of $62 thousand and Adjusted EBITDA of $49 million
•VCP adjusted EBITDA of $1 million marks the first quarter of VCP profitability

“We had a strong second quarter, demonstrating our continued operational execution and delivery against our strategic transformation plan. Our growth is being driven by product innovation and a stronger go-to-market focus in the areas where our products bring the greatest value to our customers, and we can win a disproportionate share of the market,” said Rory Read, Chief Executive Officer. “In the quarter, VCP service revenues increased 23% year over year. API revenues grew 40% driven by strong growth from new and existing customers, and broad-based demand across geographies, verticals and customer size.”

“Unified Communications (UC) and Contact Center (CC) service revenue growth increased to 7% in the second quarter. We continue to see an increasing need for combined UC and CC solutions, and 10 out of our top 15 deals in the quarter included an integrated UC and CC solution. Based on our pipeline, bookings, and improved execution, we are well positioned to accelerate revenue growth to the high single digits in the fourth quarter, and double digits growth in 2022.”

Read continued, “Customer needs are rapidly growing across their communications and engagement platforms, driven by secular tailwinds like cloud migration, digital transformation, and more recently, hybrid working models. Vonage is in a unique position to offer comprehensive Unified Communications, Contact Center and programmable APIs through our Vonage Communications Platform to meet these needs.”

Second Quarter 2021 Vonage Communications Platform Highlights (compared to the year-ago quarter)
•Vonage Communications Platform revenues, which consist of Unified Communications, Contact Center and API revenues, were $276 million. VCP service revenues were $260 million, a 23% increase.
•API revenues grew 40% driven by broad-based demand across geographies, verticals and customer size, and dollar-based net expansion (DBNE) was 125%.
•Unified Communications and Contact Center service revenues grew 7%, ahead of expectations.
•VCP Service Revenue per Customer was $632 per month, up 24%.

•VCP Service Revenue Churn of 1.0% was essentially flat.

Second Quarter 2021 Consumer Segment Results (compared to the year-ago quarter)
•Consumer Revenues were $75 million, down 11%.
•Customer churn was unchanged at 1.5%.
•Average revenue per line (ARPU) was $29.37, an increase of $1.78.
•Ended the quarter with approximately 836 thousand consumer subscriber lines
◦95% of these customers are tenured over two years and 81% are tenured over five years.

Product Innovation
•Increased Vonage Video API session size to 5,000 active participants and launched Multi-party Video SDK to serve the online learning, events and other markets.
•Launched regional media zones to expand country coverage for Vonage’s Video API.
•Enhanced Vonage’s Messages API with HIPAA compliance to serve the healthcare market.
•Released 50+ enterprise-grade Vonage Business Communications (UC) calling and messaging features for Microsoft Teams integration.
•Launched Vonage Contact Center (CC) integration with Salesforce for Service Cloud Voice for Partner Telephony.

Industry Accolades
•Named a Leader in the IDC MarketScape: Worldwide CPaaS 2021 Vendor Assessment.
•Named a Leader in the Aragon Research Globe™ for Unified Communications and Collaboration, 2021.
•Recognized by Gartner Peer Insights 'Voice of the Customer': UCaaS Worldwide Report.
◦Vonage received a 94% Willingness to Recommend score from customers and a rating of 4.7/5.0 in the Product Capability category.
•Named by Salesforce.org as winner of its 2021 Cross-Industry Independent Software Vendor (ISV) Partner of the Year EMEA Award for the second consecutive year.

Consolidated Income and Balance Sheet
For the second quarter of 2021, Vonage reported consolidated revenues of $351 million, up from $311 million in the year-ago quarter. GAAP net income was $62 thousand, or $0.00 per share, versus a net loss of $8 million in the prior-year period, or ($0.03) per share. Second quarter adjusted net income(1) was $13 million or $0.05 per share, up from adjusted net income(1) of $10 million or $0.04 per share in the prior-year period.

For the second quarter, the Company generated Adjusted EBITDA(2) of $49 million, and Adjusted EBITDA minus Capex(2) of $36 million. Net Cash from Operations was $42 million and Free Cash Flow(3) was $29 million for the quarter. As of June 30, 2021, the Company had a Net Debt to Last Twelve Months Adjusted EBITDA ratio of 2.5 times.

Updated 2021 and Third Quarter Outlook
For the full year 2021, the Company now expects the following:
•Vonage Communications Platform segment revenues in the range of $1.095 billion to $1.106 billion; within this:
◦Vonage Communications Platform service revenues are expected to grow in the low 20% area
•Consumer revenues in the $288 million range
•Consolidated revenues in the range of $1.383 billion to $1.394 billion
•Vonage Communications Platform adjusted EBITDA in the range of $4 million to $9 million
•Consumer adjusted EBITDA in the $185 million range
•Consolidated adjusted EBITDA in the range of $189 million to $194 million

•Capex in the $65 million range

For the third quarter of 2021, Vonage expects the following:
•Vonage Communications Platform revenues in the range of $276 million to $280 million
◦Vonage Communications Platform service revenues are expected to grow in the low 20% area
•Consumer revenues in the $69 million range
•Consolidated revenues in the range of $345 million to $349 million
•Vonage Communications Platform adjusted EBITDA in the $1 million to $3 million range
•Consumer adjusted EBITDA in the $45 million range
•Consolidated Adjusted EBITDA in the range of $46 million to $48 million
•Capex in the $16 million range

Conference Call and Webcast
The company will host a conference call to discuss its financial results for the second quarter of 2021 and other matters at 8:30 AM Eastern Time. To participate, please dial (877) 407-9716. International callers should dial (201) 493-6779.

A live webcast of the conference call will be available on the Vonage Investor Relations website. A replay of the webcast will also be available shortly after the conclusion of the call, and may be accessed through Vonage's Investor Relations website or by dialing (844) 512-2921 or (412) 317-6671 for international callers, and entering the passcode 13714228.

About Vonage
Vonage (Nasdaq:VG), a global cloud communications leader, helps businesses accelerate their digital transformation. Vonage's Communications Platform is fully programmable and allows for the integration of Video, Voice, Chat, Messaging and Verification into existing products, workflows and systems. Vonage's fully programmable unified communications and contact center applications are built from the Vonage platform and enable companies to transform how they communicate and operate from the office or anywhere, providing enormous flexibility and ensuring business continuity.

Vonage Holdings Corp. is headquartered in New Jersey, with offices throughout the United States, Europe, Israel and Asia. To follow Vonage on Twitter, please visit twitter.com/vonage. To become a fan on Facebook, go to facebook.com/vonage. To subscribe on YouTube, visit youtube.com/vonage.

Investor Contact: Hunter Blankenbaker, 732.444.4926, hunter.blankenbaker@vonage.com

Media Contact: Jo Ann Tizzano, 732.365.1363, joann.tizzano@vonage.com

(1) This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income (loss).
(2) This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP net income (loss).
(3) This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to GAAP cash from operations.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Statement of Operations Data:
Service, access and product revenues	$332,559	$314,793	$296,516	$647,352	$579,593
USF revenues	18,910	18,107	14,017	37,017	28,397
Total revenues	351,469	332,900	310,533	$684,369	$607,990

Operating Expenses:
Service, access and product cost of revenues (excluding depreciation and amortization of $15,515, $13,647, $11,148, $29,162, and $22,304, respectively)	149,887	138,680	119,971	288,567	233,009
USF cost of revenues	18,910	18,107	14,017	37,017	28,397
Sales and marketing	86,215	81,474	90,827	167,689	176,448
Engineering and development	22,710	20,360	19,784	43,070	38,987
General and administrative	43,301	44,933	42,820	88,234	83,702
Depreciation and amortization	22,284	20,417	20,692	42,701	41,177
	343,307	323,971	308,111	667,278	601,720
Income from operations	8,162	8,929	2,422	17,091	6,270
Other Income (Expense):
Interest expense	(7,081)	(7,298)	(9,321)	(14,379)	(17,403)
Other income (expense), net	(288)	174	(38)	(114)	191
	(7,369)	(7,124)	(9,359)	(14,493)	(17,212)
Income (Loss) before income tax expense	793	1,805	(6,937)	2,598	(10,942)
Income tax expense	(731)	(2,181)	(1,493)	(2,912)	(1,243)
Net income (loss)	$62	$(376)	$(8,430)	$(314)	$(12,185)
Income (Loss) per common share:
Basic	$—	$—	$(0.03)	$—	$(0.05)
Diluted	$—	$—	$(0.03)	$—	$(0.05)
Weighted-average common shares outstanding:
Basic	251,430	249,638	245,385	250,539	244,506
Diluted	259,962	249,638	245,385	250,539	244,506

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Statement of Cash Flow Data:
Net cash provided by operating activities	$42,203	$47,318	$36,300	$89,521	$38,803
Net cash used in investing activities	(12,736)	(16,480)	(12,009)	(29,216)	(25,244)
Net cash (used in) provided by financing activities	(41,222)	(21,019)	(20,435)	(62,241)	12,064
Capital expenditures, acquisition of intangible assets, acquisition and development of software assets	(12,736)	(16,480)	(12,009)	(29,216)	(25,244)

	June 30,	December 31,
	2021	2020
Balance Sheet Data:
Cash and cash equivalents	$39,977	$43,078
Restricted cash	2,097	1,919
Accounts receivable, net of allowance	124,426	116,304
Prepaid expenses and other current assets	38,050	38,361
Deferred customer acquisition costs, current and non-current	91,350	85,690
Property and equipment, net	28,244	31,621
Goodwill	622,423	624,328
Operating lease right of use assets	34,320	29,330
Software, net	94,515	80,638
Intangible assets, net	182,993	204,267
Deferred tax assets	104,752	106,374
Other assets	34,481	33,926
Total assets	$1,397,628	$1,395,836

Accounts payable and accrued expenses	$198,933	$175,544
Operating lease liabilities, current and non-current	46,978	42,573
Deferred revenue, current	61,721	65,506
Total notes payable, net and indebtedness under revolving credit facility, including current portion	170,500	215,500
Convertible senior notes, net	298,060	290,784
Other liabilities	3,379	3,155
Total liabilities	$779,571	$793,062
Total stockholders' equity	$618,057	$602,774

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Dollars in thousands, except per line amounts)
(unaudited)

The table below includes summarized income statement information that our management uses to measure the operating performance of the Vonage Communications Platform focused portion of our business:

Vonage Communications Platform	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Statement of Operations Data:
Revenues, access and product revenues	$269,217	$249,040	$221,419	$518,257	$427,190
USF revenues	7,196	6,414	4,830	13,610	9,312
Total revenues	276,413	255,454	226,249	531,867	436,502

Operating Expenses:
Service, access and product cost of revenues excluding depreciation and amortization	140,979	129,643	110,904	270,622	214,857
USF cost of revenues	7,196	6,414	4,830	13,610	9,312
Sales and marketing	82,304	77,824	87,853	160,128	170,018
Engineering and development	21,721	19,523	17,890	41,244	34,728
General and administrative	41,009	40,768	38,764	81,777	75,432
Depreciation and amortization	22,055	20,080	19,650	42,135	38,848
	315,264	294,252	279,891	609,516	543,195
Loss from operations	$(38,851)	$(38,798)	$(53,642)	$(77,649)	$(106,693)

The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the Vonage Communications Platform focused portion of our business:

Vonage Communications Platform	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Revenues:
Service revenues	$260,452	$240,442	$212,310	$500,894	$407,959
Access and product revenues(1)	8,765	8,598	9,109	17,363	19,231
Service, access and product revenues excluding USF	269,217	249,040	221,419	518,257	427,190
USF revenues	7,196	6,414	4,830	13,610	9,312
Total revenues	$276,413	$255,454	$226,249	$531,867	$436,502

Cost of Revenues:
Service cost of revenues(2)	$130,351	$120,017	$100,638	$250,368	$192,995
Access and product cost of revenues(1)	10,628	9,626	10,266	20,254	21,862
Service, access and product cost of revenues excluding USF	140,979	129,643	110,904	270,622	214,857
USF cost of revenues	7,196	6,414	4,830	13,610	9,312
Total cost of revenues	$148,175	$136,057	$115,734	$284,232	$224,169

Service margin %	50.0%	50.1%	52.6%	50.0%	52.7%
Gross margin % excluding USF (Service, access and product margin %)	47.6%	47.9%	49.9%	47.8%	49.7%
Gross margin %	46.4%	46.7%	48.8%	46.6%	48.6%
(1) Includes customer premise equipment, access, and shipping and handling.
(2) Excludes depreciation and amortization of $15,286, $13,310, and $9,891 for the quarters ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively, and $28,596 and $19,679 for the six months ended June 30, 2021 and 2020, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the Vonage Communications Platform focused portion of our business:

Vonage Communications Platform	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Service revenue per customer	$632	$582	$509	$607	$492
Vonage Communications Platform service revenue churn	1.0%	0.5%	0.9%	0.7%.	0.9%

The table below includes summarized income statement information that our management uses to measure the operating performance of the Consumer focused portion of our business:

Consumer	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Statement of Operations Data:
Revenues, access and product revenues	$63,342	$65,753	$75,097	$129,095	$152,403
USF revenues	11,714	11,693	9,187	23,407	19,085
Total revenues	75,056	77,446	84,284	152,502	171,488

Operating Expenses:
Service, access and product cost of revenues excluding depreciation and amortization	8,908	9,037	9,067	17,945	18,152
USF cost of revenues	11,714	11,693	9,187	23,407	19,085
Sales and marketing	3,911	3,650	2,974	7,561	6,430
Engineering and development	989	837	1,894	1,826	4,259
General and administrative	2,292	4,165	4,056	6,457	8,270
Depreciation and amortization	229	337	1,042	566	2,329
	28,043	29,719	28,220	57,762	58,525
Income from operations	$47,013	$47,727	$56,064	$94,740	$112,963

The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the Consumer focused portion of our business:

Consumer	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Revenues:
Service revenues	$63,289	$65,697	$75,045	$128,986	$152,288
Access and product revenues(1)	53	56	52	109	115
Service, access and product revenues excluding USF	63,342	65,753	75,097	129,095	152,403
USF revenues	11,714	11,693	9,187	23,407	19,085
Total revenues	$75,056	$77,446	$84,284	$152,502	$171,488

Cost of Revenues:
Service cost of revenues(2)	$8,412	$8,513	$8,671	$16,925	$17,183
Access and product cost of revenues(1)	496	524	396	1,020	969
Service, access and product cost of revenues excluding USF	8,908	9,037	9,067	17,945	18,152
USF cost of revenues	11,714	11,693	9,187	23,407	19,085
Total cost of revenues	$20,622	$20,730	$18,254	$41,352	$37,237

Service margin %	86.7%	87.0%	88.4%	86.9%	88.7%
Gross margin % excluding USF (Service, access and product margin %)	85.9%	86.3%	87.9%	86.1%	88.1%
Gross margin %	72.5%	73.2%	78.3%	72.9%	78.3%
(1) Includes customer premise equipment and shipping and handling.
(2) Excludes depreciation and amortization of $229, $337, $1,257 for the quarters ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively, and $566 and $2,625 for the six months ended June 30, 2021 and 2020, respectively.
The table below includes key operating data that our management uses to measure the growth and operating performance of the Consumer focused portion of our business:

Consumer	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Average monthly revenues per line	$29.37	$29.05	$27.59	$29.11	$27.4
Subscriber lines (at period end)	836,243	867,243	998,475	836,243	998,475
Customer churn	1.5%	1.9%	1.5%	1.7%	1.6%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA AND TO ADJUSTED EBITDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net income (loss)	$62	$(376)	$(8,430)	$(314)	$(12,185)
Interest expense	7,081	7,298	9,321	14,379	17,403
Income tax	731	2,181	1,493	2,912	1,243
Depreciation and amortization	22,284	20,417	20,692	42,701	41,177
Amortization of costs to implement cloud computing arrangements	961	896	668	1,857	1,277
EBITDA	31,119	30,416	23,744	61,535	48,915

Share-based expense	15,762	14,566	11,326	30,328	22,442
Organizational transformation (1)	—	—	3,925	—	5,119
Restructuring activities (2)	1,361	1,294	—	2,655	—
Other non-recurring items (3)	563	1,891	2,549	2,454	3,905
Adjusted EBITDA	48,805	48,167	41,544	96,972	80,381

Consumer Adjusted EBITDA	$47,707	$50,013	$59,057	$97,720	$118,982
VCP Adjusted EBITDA	1,098	(1,846)	(17,513)	(748)	(38,601)
Adjusted EBITDA	48,805	48,167	41,544	96,972	80,381
Less:
Capital expenditures	(2,171)	(2,553)	(1,968)	(4,724)	(4,855)
Intangible assets	(51)	(62)	(115)	(113)	(190)
Acquisition and development of software assets	(10,514)	(13,865)	(9,926)	(24,379)	(20,199)
Adjusted EBITDA Minus Capex	$36,069	$31,687	$29,535	$67,756	$55,137

(1) The costs identified as “Organizational transformation” are related to the Company’s previously announced goal of becoming a pure-play software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits including CEO succession, system change management, facility exit costs, and rebranding.
(2) Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 and include employee related exits and facility exit costs executed upon as part of the overall project..
(3) Other non-recurring items principally include certain litigation charges and other non-recurring project costs such as the review of the Consumer business and the business optimization project, both of which were initiated in 2020.

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NET INCOME EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net income (loss)	$62	$(376)	$(8,430)	$(314)	$(12,185)
Amortization of acquisition - related intangibles	10,791	10,794	13,681	21,585	27,460
Amortization of costs to implement cloud computing arrangements	961	896	668	1,857	1,277
Amortization of debt discount	3,217	3,261	3,109	6,478	6,163
Organizational transformation (1)	—	—	3,925	—	5,119
Restructuring activities (2)	1,361	1,294	—	2,655	—
Other non-recurring items (3)	563	1,891	2,549	2,454	3,905
Tax effect on adjusting items	(4,392)	(4,715)	(5,026)	(9,107)	(9,224)
Net income excluding adjustments	$12,563	$13,045	$10,476	$25,608	$22,515
Income (Loss) per common share:
Basic	$—	$—	$(0.03)	$—	$(0.05)
Diluted	$—	$—	$(0.03)	$—	$(0.05)
Weighted-average common shares outstanding:
Basic	251,430	249,638	245,385	250,539	244,506
Diluted	259,962	249,638	245,385	250,539	244,506
Income per common share, excluding adjustments:
Basic	$0.05	$0.05	$0.04	$0.10	$0.09
Diluted	$0.05	$0.05	$0.04	$0.10	$0.09
Weighted-average common shares outstanding:
Basic	251,430	249,638	245,385	250,539	244,506
Diluted	259,962	259,031	253,509	259,326	252,116

(1) The costs identified as “Organizational transformation” are related to the Company’s previously announced goal of becoming a pure-play software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits including CEO succession, system change management, facility exit costs, and rebranding.
(2) Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 and include employee related exits and facility exit costs executed upon as part of the overall project..
(3) Other non-recurring items principally include certain litigation charges and other non-recurring project costs such as the review of the Consumer business and the business optimization project, both of which were initiated in 2020.

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net cash provided by operating activities	$42,203	$47,318	$36,300	$89,521	$38,803
Less:
Capital expenditures	(2,171)	(2,553)	(1,968)	(4,724)	(4,855)
Intangible assets	(51)	(62)	(115)	(113)	(190)
Acquisition and development of software assets	(10,514)	(13,865)	(9,926)	(24,379)	(20,199)
Free cash flow	$29,467	$30,838	$24,291	$60,305	$13,559

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY AND CONVERTIBLE SENIOR NOTES TO NET DEBT
(Dollars in thousands)
(unaudited)

	June 30,	December 31,
	2021	2020
Notes payable and indebtedness under revolving credit facility, net of current maturities	$170,500	$215,500
Convertible senior notes, net	298,060	290,784
Unamortized discount on debt	4,716	5,512
Unamortized debt related costs	42,224	48,704
Gross debt	515,500	560,500
Less:
Unrestricted cash	39,977	43,078
Net debt	$475,523	$517,422

Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted EBITDA, adjusted EBITDA less Capex, adjusted net income, constant currency, net debt (cash), and free cash flow.
Adjusted EBITDA
Vonage uses adjusted EBITDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted EBITDA as GAAP net income (loss) before interest, tax, depreciation and amortization, share-based expense, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, organizational transformation costs, restructuring activities, and other non-recurring items. The costs identified as “organizational transformation” are related to the Company’s announced goal of becoming a pure-play Business software-as-a-service (“SaaS”) company, offering a suite of communications solutions for businesses. These costs include employee related exits, system change management, facility exit costs, and rebranding.
Vonage believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of interest, tax, depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, organizational transformation costs, restructuring activities and other non-recurring items. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain professional related fees. Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 which included employee related exits and further facility exit costs executed upon as part of the overall project. Other non-recurring items principally include certain litigation charges including defense costs and other non-recurring project costs such as the Consumer business review and the business optimization project, both of which were initiated in 2020. The items excluded from adjusted EBITDA are not separately evaluated for each reportable operating segment.
The Company provides information relating to its adjusted EBITDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its adjusted EBITDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted EBITDA to the corresponding GAAP measure of net income because stock-based compensation expense and other non-recurring items cannot be reasonably calculated or predicted at this time as they may be significantly impacted by future events, the timing and nature of which cannot be reasonably calculated or predicted at this time.  Accordingly, a reconciliation is not available without unreasonable effort.
Adjusted EBITDA less Capex
Vonage uses adjusted EBITDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted EBITDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted EBITDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, amortization of debt discount, organizational transformation costs, restructuring activities, other non-recurring items and tax effect on adjusting items.

The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, organizational transformation, restructuring activities, other non-recurring items, and tax effect on adjusting items are not reflective of operating performance. Organizational transformation consists principally of costs in connection with exits of employees and facilities, system migration costs and certain related professional fees. Restructuring activities relate to the Company's business-wide optimization and alignment project initiated in 2020 which included employee related exits and further facility exit costs executed upon as part of the overall project. Other non-recurring items principally include certain litigation charges including defense costs and other non-recurring project costs such as the Consumer business review and the business optimization project, both of which were initiated in 2020.
Constant Currency
Vonage reviews its results of operations on both an as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our prior period reported results.
Net debt (cash)
Vonage defines net debt (cash) as indebtedness under revolving credit facility, convertible senior notes, discount on debt, and debt related costs less unrestricted cash.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

The Company does not reconcile its forward-looking adjusted business total revenue and adjusted business service revenue to the corresponding GAAP measures due to the significant variability and difficulty in making accurate forecasts with respect to the various acquisition-related and one-time events that we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.

Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding future financial results, growth priorities or plans, revenues, adjusted EBITDA, churn, seats, lines or accounts, average revenue per customer, cost of communications services, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: realizing the benefits of optimization and cost-saving initiatives; the impact of the COVID-19 pandemic; the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; developing and maintaining market awareness and a strong brand; developing and maintaining effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party vendors; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; the effects of significant foreign currency fluctuations; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; fraudulent use of our name or services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; retaining senior executives and other key employees; intellectual property and other litigation that have been and may be brought against us; rapid developments in global API regulation and uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our business products; reliance on third parties for our 911 services; liability under anti-corruption laws or from governmental export controls or economic sanctions; actions of activist shareholders; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; risks associated with the settlement and conditional conversion of our Convertible Senior Notes; potential effects the capped call transactions may have on our stock in connection with our Convertible Senior Notes; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
(vg-f)